Exhibit 99.1

FOR IMMEDIATE RELEASE

WMS DECLARES 3-FOR-2 STOCK SPLIT

Waukegan, Illinois, May 7, 2007 - WMS Industries Inc. (NYSE:WMS) today announced that its Board of Directors has authorized a 3-for-2 stock split of the Company’s common stock, to be effected in the form of a stock dividend. All stockholders will receive one additional share for every two shares of WMS Industries Inc. common stock owned as of the close of business on the record date of May 29, 2007. The additional shares of Common Stock will be issued on June 14, 2007 and WMS will begin trading on the split-adjusted basis on June 15, 2007. As a result of the stock split, the number of common shares issued and outstanding will increase from approximately 33 million shares to approximately 50 million shares.

“The Board believes the stock split will enhance the trading liquidity of WMS shares and make them attractive to a broader range of investors,” said Brian R. Gamache, President and Chief Executive Officer of WMS. “The Board’s action also considers the consistent growth in WMS’ operating results, the opportunities for further growth and their continued confidence in the long-term prospects for the business.”

The Bank of New York, WMS’ transfer agent, will issue full shares through book entry for all shareholders, including those who hold certificates for their shares. Any fractional shares resulting from the split will be paid in cash. On or about June 14, 2007, the transfer agent will mail new statements to our shareholders of record on May 29, 2007, reflecting the additional shares issued to each shareholder in book entry form due to the stock split, as well as the checks for any fractional shares.

WMS is engaged in serving the gaming industry worldwide by designing, manufacturing and marketing video and reel-spinning gaming machines, video lottery terminals, and in gaming operations, which consists of the placement of leased participation gaming machines in legal gaming venues. More information on WMS can be found at www.wms.com.

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WMS Industries Announces Stock Split, 5/7/07

This press release contains forward-looking statements concerning our future business performance, strategy, outlook, plans, liquidity, pending regulatory matters and outcomes of contingencies, including legal proceedings, among others. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “believe,” “estimate,” “project,” and “intend,” among others. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed. Factors which could cause our actual results to differ from expectations include (1) delay or refusal by regulators to approve our new gaming platforms, cabinet designs, game themes and related hardware and software, (2) a failure to obtain and maintain our gaming licenses and regulatory approvals, (3) an inability to introduce in a timely manner new games and gaming machines that achieve and maintain market acceptance, (4) a decrease in the desire of casino customers to upgrade gaming machines or allot floor space to leased or participation games, resulting in reduced demand for our products; (5) cancellation or modification by customers of unit or participation orders in our backlog; (6) a software anomaly or fraudulent manipulation of our gaming machines and software, (7) a failure to obtain the right to use, or an inability to adapt to rapid development of new technologies, and (8) an infringement claim seeking to restrict our use of material technologies. These factors and other factors that could cause actual results to differ from expectations are more fully described under “Item 1. Business-Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2006 and our more recent reports filed with the Securities and Exchange Commission.

For further information, contact:
William Pfund	Joseph Jaffoni or Richard Land
Vice President, Investor Relations	Jaffoni & Collins Incorporated
WMS Industries Inc	212/835-8500 orwms@jcir.com
847/785-3167 or bpfund@wms.com

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